UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

PUBLIC COMPANY MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50098 (Commission File Number)	88-0493734 (IRS Employer Identification No.)

5770 El Camino Road, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(702) 222-9076

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 21, 2006, we concluded that we should restate our consolidated statement of cash flows to change the classification of proceeds from sale of marketable securities from “investing activities” to “operating activities” in accordance with paragraph 18 of Statement of Financial Accounting Standards No. 115. Our marketable securities are comprised of equity securities which we classify as trading securities and carry at their fair value based upon their quoted market prices at each period-end. Accordingly, net realized and unrealized gains and losses on trading securities are included in net income and proceeds from sale of marketable securities are properly classified as cash flows from operating activities. This presentation adjustment does not affect our assets, liabilities or results of operations for any period presented. As a result of the restatement, the following previously issued financial statements should no longer be relied upon:

•
consolidated statement of cash flows included in audited financial statements for the fiscal year ended September 30, 2005 and the nine-month period ended September 30, 2004, included in our Form 10-KSB filed with SEC on December 29, 2005;

•
consolidated statement of cash flows included in unaudited financial statements for the three months ended December 30, 2005 and 2004, included in our Form 10-QSB filed with the SEC on February 14, 2006;

•	consolidated statement of cash flows included in unaudited financial statements for the three months ended March 31 2006 and 2005, included in our Form 10-QSB filed with the SEC on May 22, 2006; and
•	consolidated statement of cash flows included in unaudited financial statements for the three months ended June 30, 2006 and 2005, included in our Form 10-QSB filed with the SEC on July 25, 2006.

We will file amended reports of Form 10-KSB/A and Forms 10-QSB/A for the above periods to include the restated financial statements. Our independent auditors will reissue their audit report for the fiscal year ended September 30, 2005 and the nine months ended September 30, 2004, to include a paragraph regarding the restatements, which will be included in the Form 10-KSB/A.

Our authorized officers have discussed the matters disclosed in this current report with our independent auditors.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	Public Company Management Corporation

/s/ Stephen Brock
Stephen Brock
Chief Executive Officer